UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 10, 2005
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50577 (Commission File Number)	33-0728374 (IRS Employer Identification No.)

2929 Seventh Street, Suite 100, Berkeley, (Address of Principal Executive Offices)	CA 94710 (Zip Code)
Registrant’s telephone number, including area code: (510) 848-5100
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
          On October 10, 2005, Dynavax Technologies Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc., CIBC World Markets Corp. and Pacific Growth Equities LLC (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Company has granted to the Underwriters an option to purchase up to an additional 750,000 shares of Common Stock solely for the purpose of covering overallotments (the “Overallotment Option”). The per share price to the public is $6.25, and the Underwriters have agreed to purchase the Shares from the Company at a price of $5.875 per share. Assuming that the Overallotment Option is not exercised, the gross proceeds from the Offering will be $31,250,000 and the net proceeds from the Offering, after deducting the Underwriters’ discounts and before expenses, will be $29,375,000.
          A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Item 8.01      Other Events.
          The Offering was made pursuant to the Registration Statement on Form S-3 (File No. 333-127930) filed on August 29, 2005 with the Securities and Exchange Commission and the related prospectus supplement dated October 10, 2005 (the “Prospectus Supplement”). The Company’s press release, dated October 11, 2005, announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:
1.1 Underwriting Agreement dated October 10, 2005.
99.1 Press Release of Dynavax Technologies Corporation dated October 11, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: October 11, 2005	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer